                                  EXHIBIT 10(K)

                        AMENDMENT NO. 1 TO PINNACLE DATA
                      SYSTEMS, INC. 1995 STOCK OPTION PLAN

                                 AMENDMENT NO. 1
                                       TO
                           PINNACLE DATA SYSTEMS, INC.
                             1995 STOCK OPTION PLAN

         The Pinnacle Data Systems, Inc. 1995 Stock Option Plan (the "Plan") is hereby amended pursuant to the following provisions:

         1.       Definitions
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         All capitalized terms used in this amendment which are not otherwise defined herein shall have the respective meanings given such terms in the Plan.

         2.       Shares Subject To Plan
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         The total number of Shares for which options may be granted under the Plan, as provided under Section 3 of the Plan, is hereby increased by 300,000 Shares to a total of 600,000 Shares.

         3.       Administration of Plan
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         The first paragraph of Section 2 of the Plan is hereby deleted in its entirety from the Plan and replaced with the following two paragraphs:

                  The Plan shall be administered by the Company's Board of Directors (the "Board") or, if the Board so elects, a committee (the "Committee") which shall consist of not less than three directors of the Company appointed by the Board. The members of the Committee shall serve at the pleasure of the Board, which may remove members from the Committee or appoint new members to the Committee from time to time, and members of the Committee may resign by written notice to the President or Secretary of the Company. For purposes of this Plan, the Board, if it is administering the Plan, or the Committee, if it is administering the Plan, shall hereinafter be referred to as the "Administrator."

                  Notwithstanding the foregoing to the contrary, if the common shares of the Company are registered under Section 12 of the Securities Exchange Act of 1934, as amended (the "Act"), or are required to be so registered or the Company is subject to the reporting requirements of
         Section 13 of the Act (hereinafter referred to as a "Reporting Company"), any option granted to a person who, because of his relationship with the Company, is subject to the reporting requirements of Section 16(a) of the Act, shall not be effective unless (i) the grant of such option is approved by either the Board or a committee consisting solely of two or more "Non-Employee Directors" (as defined in Rule 16b-3(b)(3) promulgated under the Act), (ii) the grant of such option is approved or ratified by the shareholders of the Company, in compliance with Section 14 of the Act, not later than the date of the annual meeting of the Company's shareholders next following the date of such grant, or (iii) such option, by its terms, provides that common shares received upon exercise of the option may not be disposed of before at least six months have elapsed from the date the option was granted.

         4.       Eligibility
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         Section 4 of the Plan is hereby deleted in its entirety from the Plan and replaced with the following:

                  All employees of the Company and its subsidiaries are eligible to receive options under the Plan ("Eligible Persons"). No director of the Company who is not also an employee of the Company or any of its subsidiaries shall be eligible to participate in the Plan.

         5.       Transferability
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         The following two sentences are hereby added to the end of Section 5(c)(iii) of the Plan:

         Notwithstanding the foregoing to the contrary, the Administrator may, in its sole discretion and in the manner established by the Administrator, provide for the irrevocable transfer, without payment of consideration, of any Nonqualified Option by a Grantee to such Grantee's spouse, children, grandchildren, nieces, or nephews, or to the trustee of any trust for the principal benefit of one or more such persons, or to a partnership whose only partners are one or more such persons. In the case of such a permitted transfer, the Nonqualified Option shall be exercisable only by the transferee or such transferee's legal representative.

         6.       Six Month Holding Period
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         Section 6 of the Plan is hereby deleted in its entirety from the Plan.

         7.       Effective Date; Construction
                  ----------------------------
         The effective date of this amendment is February 16, 2000, and this amendment shall be deemed to be a part of the Plan as of such date. In the event of any inconsistencies between the provisions of the Plan and this amendment, the provisions of this amendment shall control. Except as modified by this amendment, the Plan shall continue in full force and effect without change.

      This amendment shall be submitted to the stockholders of the Company for approval as soon as reasonably practicable, but in any event not later than 12 months after the date of this amendment. Notwithstanding the preceding paragraph or any other provisions of this amendment to the contrary, if this amendment is not approved by the stockholders of the Company within such 12-month period, this amendment and all options granted with respect to the additional common shares subject to the Plan as a result of this amendment shall automatically become null and void and have no further force or effect.